Exhibit 24(b)(8.50)
First Amendment to the Selling and Services Agreement and Participation Agreement

This First Amendment dated as of March 18, 2009 by and between ING Life Insurance and Annuity
Company (“ING Life”), ING Institutional Plan Services, LLP (“ING Institutional”), ING Financial
Advisers, LLC (“ING Financial”)(collectively “ING”), Eaton Vance Distributors, Inc. (“Distributor”), and
each of the registered open-end management investment companies whose shares are or may be underwritten by Distributor (each a “Fund” or collectively the “Funds”) listed on Schedule B to the Selling and Services Agreement and Participation Agreement dated as of October 9, 2007 (the “Agreement”) is made to the Agreement. Terms defined in the Agreement are used herein as therein defined.

WHEREAS, the parties wish to add ING Institutional to the Agreement.

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties agree as follows:

1. ING Institutional is hereby added to the Agreement as an additional recordkeeper, and all provisions in the Agreement relating to ING Life in its capacity as a recordkeeper in connection with the investment by Plans in the Funds are hereby amended to refer to both ING Life and ING Institutional. The defined term “ING” in the Agreement is hereby amended to include ING Life, ING Institutional, and ING
Financial

2. Paragraph 2 of the Agreement is hereby deleted in its entirety and replaced with the following:

2. Omnibus Account.

The parties agree that, with respect to each Fund, up to three omnibus accounts, each held in the name of the Nominee, may be maintained (the “Account” or collectively, the “Accounts”). One Account may be maintained in connection with Plans for which ING Life shall provide various recordkeeping and other administrative services, and a second Account may be maintained in connection with Plans for which
ING Institutional shall provide various recordkeeping and other administrative services.
A third Account held in the name of ING Life shall be maintained for those Plan assets directed for investment in the Fund through the Contracts. ING Institutional, as service agent for Plans, or ING Life, as service agent for Plans or issuer of the Contracts, shall facilitate purchase and sale transactions with respect to the Accounts in accordance with the Agreement.

3. The following is added as Section 13(d) to the Agreement:

(d) Representations of ING Institutional. ING Institutional represents and warrants:

(i) that it (1) is a limited liability company organized under the laws of the State of Delaware, (2) is in good standing in that jurisdiction, (3) is in material compliance with all applicable federal and state laws, (4) is duly licensed and authorized to conduct business in every jurisdiction where such license or authorization is required, and will maintain such license or authorization in effect at all times during the term of this

Agreement, and (5) has full authority to enter into this Agreement and carry out its obligations pursuant to it terms; and

(ii) that it is authorized under the Plans to (1) provide administrative services to the Plans and (2) facilitate transactions in the Fund through the Account.

4. The following replaces Section 15(d) of the Agreement:

(d) Notices. All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by telex, facsimile, express delivery or registered or certified mail, postage prepaid, return receipt requested, to the party or parties to whom they are directed at the following address, or at such other addresses as may be designated by notice from such party to all other parties.

To ING:

ING
One Orange Way, C1S
Windsor, CT 06095-4774
Attention: Michael Pignatella
Worksite Legal

To Distributor:
Eaton Vance Distributors, Inc.
Attn: Chief Legal Officer
Two International Place
Boston, MA 02110

Any notice, demand or other communication given in a manner prescribed in this Subsection (b)
shall be deemed to have been delivered on receipt.

5. Schedule B to the Agreement is hereby replaced by the Schedule B attached hereto.

6. Servicing Fees.

The provision of shareholder and administrative services to contract owners or to the Plans shall be the responsibility of ING Financial, ING Life or the Nominee and shall not be the responsibility of Distributor. The Nominee, or ING Life on behalf of its Separate
Accounts, will be recognized as the sole shareholder of Fund shares purchased under this
Agreement. It is further recognized that there will be a substantial savings in administrative expense and recordkeeping expenses by virtue of having one shareholder rather than multiple shareholders. In consideration of the administrative savings resulting from such arrangement, Distributor agrees to pay to ING Life or ING Institutional a servicing fee based on the annual rates described in Schedule C of the average net assets invested in the
Funds through the Contracts or through ING Life’s or ING Institutional’s arrangements with Plans in each calendar quarter. Distributor will make such payments to ING Life and
ING Institutional within thirty (30) days after the end of each calendar quarter. Each payment will be accompanied by a statement showing the calculation of the fee payable to
ING Life or ING Institutional for the quarter and such other supporting data as may be reasonably requested by ING Life or ING Institutional. If required by a Plan or by applicable law, ING Life or ING Institutional shall have the right to allocate to a Plan or to
Participant accounts in a Plan all or a portion of such servicing fees, or to use servicing fees it collects from Distributor to offset other fees payable by the Plan to ING Life or ING
Institutional.

7. 12b-1 Fees.

To compensate ING Financial for its distribution of Fund Shares and making the Funds available under the contracts or other arrangements offered by ING, Distributor shall make quarterly payments to ING Financial, based on the annual rates:

A shares pay __bp (___bp quarterly)
C shares pay ___bp (___bp monthly)
R shares pay ___bp (____bp quarterly)
I shares do not pay a 12b-1

of the average net assets invested in the Funds through the Contracts or through ING Life’s arrangements with Plans in each calendar quarter. Distributor will make such payments to
ING Financial within thirty (30) days after the end of each calendar quarter. Each payment will be accompanied by a statement showing the calculation of the fee payable to ING
Financial for the quarter and such other supporting data as may be reasonably requested by
ING Financial. If required by a Plan or by applicable law, ING Financial shall have the right to allocate to a Plan or to Participant accounts in a Plan all or a portion of such 12b-1 fees, or to use 12b-1 fees it collects from Distributor to offset other fees payable by the Plan to ING Financial.

8. Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

9. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment.

ING LIFE INSURANCE AND		EATON VANCE DISTRIBUTORS, INC.
ANNUITY COMPANY
		By:	/s/ Sean P. Kelly
By:	/s/ Lisa Gilarde	Name:	Sean P. Kelly, CFA
Name:	Lisa Gilarde	Title:	Vice President
Title: Vice President

ING FINANCIAL ADVISERS, LLC		EATON VANCE FUNDS
(ON BEHALF OF EACH REGISTERED
By:	/s/ David Kelsey	INVESTEMENT COMPANY LISTED ON
Name:	David Kelsey	SCHEDULE B OF THE AGREEMENT)
Title: COO/VP
		By:	/s/ Barbara Campbell
		Name:	Barbara Campbell
		Title:	Treasurer

ING INSTITUTIONAL PLAN SERVICES, LLC

By:	/s/ Michelle Sheiowitz attorney in fact
Name:	Michelle Sheiowitz
Title:	Vice President

SCHEDULE B

Eaton Vance Group of Funds

All Class A, C, R and I share classes, as applicable, with the exception of Eaton Vance
Tax-Managed Emerging Markets Fund, the Eaton Vance Real Estate Fund, the Eaton Vance
Atlanta-Capital Large-Cap Growth Fund Class I (EILGX) and municipal bond funds (in any share class), of each series of the following registered investment companies will be made available and will only be responsible for payment of fees related to that specific Fund:

Eaton Vance Growth Trust (except Eaton Vance Atlanta-Capital Large-Cap Growth Fund Class I
(EILGX))

Eaton Vance Investment Trust
Eaton Vance Mutual Funds Trust
Eaton Vance Series Trust
Eaton Vance Series Trust II (except Eaton Vance Tax-Managed Emerging Markets Fund)
Eaton Vance Special Investment Trust (except Eaton Vance Real Estate Fund)
Eaton Vance Variable Trust

SCHEDULE C

Fee Schedule

For the term of this Agreement, the Funds shall pay the Plan Servicer the following amounts with respect to the average daily net asset value of Account balances during each calendar quarter in
Class A, Class C and Class R of each Fund listed in Schedule A.

___bps multiplied by
the number of days in the current quarter/365
multiplied by the total net asset value of Account
balances in the Fund for the preceding month.

For the term of this Agreement, the Funds shall pay the Plan Servicer the following amounts with respect to the average daily net asset value of Account balances during each calendar quarter in
Class I of each Fund listed in Schedule A.

___bps multiplied by
the number of days in the current quarter/365
multiplied by the total net asset value of Account
balances in the Fund for the preceding month

The Plan Servicer or its designee shall calculate the amount of each quarterly payment and shall deliver to the Funds a quarterly statement showing the calculation of the amount payable to the
Plan Servicer.

Please provide the following detail in these invoices:

TPA /	Fund Name	Cusip Acct#	Avg Fund	Avg	Sub TA	Fees
Client			Assets	Participant	(bps)	Due
Name				Count

These invoices can be e-mailed to the address below:

TO: JMorales@EatonVance.com

CC: Proposals@EatonVance.com